UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2026

EXACT SCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35092	02-0478229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5505 Endeavor Lane
Madison, WI	53719
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (608) 284-5700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EXAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 20, 2025 (the “Initial 8-K”), by Exact Sciences Corporation, a Delaware corporation (“Exact”), Exact entered into an Agreement and Plan of Merger, dated as of November 19, 2025 (the “Merger Agreement”), with Abbott Laboratories, an Illinois corporation (“Abbott”), and Badger Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Abbott (“Merger Sub”), providing for the merger of Merger Sub with and into Exact (the “Merger”), with Exact surviving the Merger as a direct, wholly owned subsidiary of Abbott.

The description of the Merger Agreement and related transactions (including the Merger) in this Current Report on Form 8-K does not purport to be complete and is subject to, and qualified in its entirety by reference to, the copy of the Merger Agreement filed as Exhibit 2.1 to the Initial 8-K and incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

Exact has outstanding 0.3750% Convertible Senior Notes due 2027 (the “2027 Notes”), 0.3750% Convertible Senior Notes due 2028 (the “2028 Notes”), 2.00% Convertible Senior Notes due 2030 (the “2030 Notes”) and 1.75% Convertible Senior Notes due 2031 (the “2031 Notes” and, together with the 2027 Notes, the 2028 Notes and the 2030 Notes, the “Notes”).

On March 23, 2026, Exact and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Trustee”), entered into the Sixth Supplemental Indenture with respect to the 2027 Notes (the “2027 Supplemental Indenture”), the Seventh Supplemental Indenture with respect to the 2028 Notes (the “2028 Supplemental Indenture”), the Eighth Supplemental Indenture with respect to the 2030 Notes (the “2030 Supplemental Indenture”) and the Ninth Supplemental Indenture with respect to the 2031 Notes (the “2031 Supplemental Indenture” and, together with the 2027 Supplemental Indenture, the 2028 Supplemental Indenture and the 2030 Supplemental Indenture, the “Supplemental Indentures”). Each of the Supplemental Indentures is a supplemental indenture under the indenture between Exact and the Trustee dated as of January 17, 2018.

As a result of the Merger, and pursuant to the Supplemental Indentures, at and after the effective time of the Merger (the “Effective Time”), the right to convert each $1,000 principal amount of the Notes was changed to a right to convert such principal amount of the Notes into solely cash in an amount equal to the conversion rate of the applicable Notes then in effect multiplied by $105.00.

The foregoing description of the Notes and the Supplemental Indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, the 2027 Supplemental Indenture, the 2028 Supplemental Indenture, the 2030 Supplemental Indenture and the 2031 Supplemental Indenture, copies of which are attached hereto as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 4.4, respectively, and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On March 23, 2026, Exact repaid in full any outstanding principal and paid any accrued and unpaid interest (together with all fees, expenses and other amounts owed in connection therewith), and effectuated the release of all liens securing any obligations and the release of all guarantees, under the Credit Agreement, dated as of January 13, 2025, among Exact, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and in Items 3.03, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

In accordance with the terms of the Merger Agreement, on March 23, 2026, at the Effective Time, Merger Sub merged with and into Exact, with Exact surviving the Merger as a direct, wholly owned subsidiary of Abbott.

At the Effective Time, pursuant to the Merger Agreement, each share of Exact’s common stock, par value $0.01 per share (“Common Stock”) (other than dissenting shares and certain excluded shares), issued and outstanding immediately prior to the Effective Time, was converted into the right to receive $105.00 in cash, without interest (the “Per Share Merger Consideration,” and the aggregate Per Share Merger Consideration for all such shares of Common Stock, the “Merger Consideration”), less any applicable withholding taxes.

At the Effective Time:

•

Each option to purchase shares of Common Stock granted under an Exact stock plan that was outstanding and unexercised as of immediately prior to the Effective Time, all of which were vested, was cancelled and, in the case of any such option the per-share exercise price of which was less than the Per Share Merger Consideration, converted into the right to receive a cash payment equal to the number of shares of Common Stock for which such option was exercisable multiplied by the excess of the Per Share Merger Consideration over the per-share exercise price of such option, subject to any applicable tax withholding.

•

Each share of Common Stock subject to vesting, repurchase or other lapse restriction granted under an Exact stock plan that was outstanding as of immediately prior to the Effective Time was deemed to be fully vested and cancelled and converted into the right to receive the Per Share Merger Consideration, subject to any applicable tax withholding.

•

Each restricted stock unit award, deferred stock unit award and performance share unit award granted under an Exact stock plan that was outstanding as of immediately prior to the Effective Time was deemed to be fully vested, with any performance conditions deemed satisfied based on actual levels of achievement of applicable target levels as of the date of the Merger Agreement, and was cancelled and converted into the right to receive the Per Share Merger Consideration in respect of each share of Common Stock subject to such award, subject to any applicable tax withholding, except that, other than in the case of restricted stock unit awards granted to Exact non-employee directors, each restricted stock unit award granted on or after the date of the Merger Agreement was assumed by Abbott as an Abbott restricted stock unit award in respect of a number of shares of Abbott common stock determined based on the Per Share Merger Consideration divided by the average closing price of a share of Abbott common stock for the 10 consecutive trading days ending on and including the trading day immediately prior to the Effective Time and subject to substantially the same terms and conditions, including with respect to double-trigger vesting protections, as were applicable to such restricted stock unit award immediately prior to the Effective Time.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On March 23, 2026, Exact notified The Nasdaq Stock Market LLC (the “Nasdaq”) that the Merger had been completed and requested that the Nasdaq file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of all shares of Common Stock from the Nasdaq and the deregistration of Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Common Stock will no longer be listed on the Nasdaq. Trading of Common Stock on the Nasdaq was halted prior to the opening of trading on March 23, 2026.

Exact intends to file a certification on Form 15 with the SEC to suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and in Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, each holder of Common Stock issued and outstanding immediately prior to the Effective Time ceased to have any rights with respect to such holder’s shares of Common Stock, except the right to receive the Per Share Merger Consideration in accordance with the Merger Agreement or, in the case of dissenting shares, such consideration as may be determined pursuant to Section 262 of the General Corporation Law of the State of Delaware.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and in Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, on March 23, 2026, a change in control of Exact occurred, and Exact is now a direct, wholly owned subsidiary of Abbott.

The Merger Consideration was approximately $21 billion, which was funded through a combination of cash on hand and proceeds from debt financing. The Merger Consideration does not include the cash that may become payable upon conversion of the Notes.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In accordance with the Merger Agreement, effective as of the Effective Time, Kevin Conroy, Michael Barber, Paul Clancy, D. Scott Coward, James Doyle, Shacey Petrovic, Kimberly Popovits, Leslie Trigg and Katherine Zanotti, comprising the members of Exact’s Board of Directors (the “Board of Directors”) immediately prior to the Effective Time, resigned from the Board of Directors and the committees of the Board of Directors, if any, on which they served. By virtue of the Merger, all of the officers of Exact ceased to hold their respective positions with Exact, effective as of the Effective Time.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

At the Effective Time, the certificate of incorporation and bylaws of Exact were each amended and restated in their entirety as set forth in Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K, which exhibits are incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of November 19, 2025, by and among Abbott Laboratories, Badger Merger Sub I, Inc. and Exact Sciences Corporation (incorporated by reference to Exhibit 2.1 to Exact’s Current Report on Form 8-K filed with the SEC on November 20, 2025).

Exhibit 3.1	Seventh Amended and Restated Certificate of Incorporation of Exact Sciences Corporation.

Exhibit 3.2	Eighth Amended and Restated Bylaws of Exact Sciences Corporation.

Exhibit 4.1	2027 Supplemental Indenture, dated March 23, 2026.

Exhibit 4.2	2028 Supplemental Indenture, dated March 23, 2026.

Exhibit 4.3	2030 Supplemental Indenture, dated March 23, 2026.

Exhibit 4.4	2031 Supplemental Indenture, dated March 23, 2026.

Exhibit 104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2026	Exact Sciences Corporation

	By:	/s/ Jacob A. Orville
Jacob A. Orville
President